                                                                      Exhibit 21


                                                                STATE OF
        SUBSIDIARY                                            INCORPORATION
        ----------                                            -------------
Accelerated Claims Processing, Inc.                               Delaware
401 Park Avenue South
New York, NY  10016


Quality Medi-Cal Adjudication, Incorporated                       California
10381 Old Placerville Road
Sacramento, CA  95827


Health Care Microsystems, Inc.                                    California
200 North Sepulveda Boulevard, Suite 600
El Segundo, CA 90245


CDR Associates, Inc.                                              Maryland
9642 Deereco Road
Timonium, MD  21093


Health Receivables Management, Inc.                               Delaware
820 West Jackson Boulevard, Suite 725
Chicago, IL  60607


HSA Managed Care Systems, Inc.                                    Delaware
234 Spring Lake Drive
Itasca, IL 60143 - 3203